Exhibit 99.1

For Immediate Release

For additional information contact:
Michael W. Shelton, Chief Financial Officer
Phone:   336-369-0900

FNB Financial Services Corporation Reports
First Quarter 2007 Results

GREENSBORO, N.C.--(BUSINESS WIRE)—April 17, 2007--FNB Financial Services Corporation (NASDAQ: FNBF)(“FNB”), parent of FNB Southeast, today reported first quarter 2007 net income of $697,000, compared to $2.38 million for the same period a year ago. On a per diluted share basis, FNB earned $0.10 and $0.33 in the quarters ended March 31, 2007 and 2006, respectively.

“While we are dissatisfied with our earnings performance during the first quarter, we are committed to completing the resolution of our asset quality issues. In February we announced the termination of the memorandum of understanding that was entered into with our banking regulators during the first quarter of 2006. Although our systems for identifying risk in the loan portfolio have improved, the level of problem credits remains high and we are still distracted from quality loan growth as we deal with the management of nonperforming loans, credit quality downgrades and chargeoffs. Our goal is to improve in these areas prior to the merger of equals with LSB Bancshares, Inc., which is expected to occur in the third quarter of 2007, so the resulting company will not be burdened with significant ongoing credit quality issues,” stated Pressley A. Ridgill, President and Chief Executive Officer.

Net interest income totaled $7.62 million in the first quarter of 2007, a decrease of $2.48 million or 24.6%, compared to $10.10 million in 2006. Noninterest income was $1.29 million in the first quarter of 2007, compared to $1.33 million in the first quarter of 2006. Noninterest expense for the quarters ended March 31, 2007 and 2006 was $7.85 million and $7.06 million, respectively, an 11.2% increase.

Assets at March 31, 2007 totaled $997.2 million, a decrease of $22.7 million, or 2.2%, over one year earlier.  Outstanding loans declined $67.0 million during the past four quarters, from $754.9 million at March 31, 2006 to $687.9 million at the end of the first quarter 2007, an 8.9% decrease. As a result, earning assets were $919.2 million at March 31, 2007, compared to $965.0 million a year ago, a $45.8 million decrease.

Net credit losses for the first quarter of 2007 amounted to $609,000, or 0.35% of average outstanding loans on an annualized basis, compared to $1.2 million, or 0.65%, for the same period a year ago.  FNB recorded provisions for credit losses of $54,000 and $755,000 for the quarters ended March 31, 2007 and 2006, respectively. The quarterend allowance for credit losses to outstanding loans was 1.84% for 2007 and 2.47% for 2006. During the first quarter of 2007, FNB continued to be negatively impacted by a high level of nonperforming loans, downgrades of loans in the portfolio, and chargeoffs.  At March 31, 2007, nonperforming loans totaled $14.8 million, an increase of $5.5 million, compared to $9.3 million at March 31, 2006.

During the past year, deposits decreased $35.3 million, or 4.2%, to $801.1 million at March 31, 2007.  The net yield on earning assets for the first quarter of 2007 was 3.50%, compared to 4.28% for the year ago quarter. Shareholders’ equity was $73.1 million at March 31, 2007, compared to $69.0 million a year ago.

FNB Financial Services Corporation is a bank holding company with one bank subsidiary, FNB Southeast, a North Carolina chartered commercial bank. FNB Southeast currently operates 17 banking offices located in North Carolina and Virginia. FNB Southeast Mortgage Corporation and FNB Southeast Investment Services, Inc. are operating subsidiaries of FNB Southeast.

Forward Looking Statements

This news release may contain forward looking statements with respect to the financial conditions and results of operations of FNB Financial Services Corporation (“FNB”).  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management of FNB and on the information available to management at the time that these disclosures were prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.   Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities:  (1) projected results in connection with the implementation of our business plan are lower than expected; (2) competitive pressure among financial services companies increases significantly; (3) costs or difficulties related to the integration of acquisitions or expenses in general are greater than expected; (4) general economic conditions, in the markets in which FNB does business, are less favorable than expected; (5) risks inherent in making loans, including repayment risks and risks associated with collateral values, are greater than expected; (6) changes in the interest rate environment reduce interest margins and affect funding sources; (7) changes in market rates and prices may adversely affect the value of financial products; (8) legislation or regulatory requirements or changes thereto adversely affect the businesses in which FNB is engaged; (9) regulatory compliance cost increases are greater than expected; and (10) decisions to change the business mix of FNB.  For further information and other factors which could affect the accuracy of forward looking statements, please see FNB’s reports filed with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934 which are available at the SEC’s website (www.sec.gov) or at FNB’s website (www.fnbsoutheast.com).  Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management’s judgments only as of the date hereof.  FNB undertakes no obligation to publicly revise those forward looking statements to reflect events and circumstances that arise after the date hereof.

FINANCIAL SUMMARY

											First
											Quarter
	2007		2006								2007-2006
	First		Fourth		Third		Second		First		Percent
	Quarter		Quarter		Quarter		Quarter		Quarter		Variance

Average Balances
(Dollars in thousands)

Assets	$1,002,969		$1,003,156		$1,031,364		$1,022,267		$1,015,797		(1.3)%
Loans	689,463		714,082		736,365		759,948		760,026		(9.3)
Investment securities	221,597		218,452		212,884		209,041		204,468		8.4
Earning assets	920,531		943,324		976,797		977,031		974,586		(5.5)
Noninterest-bearing deposits	80,555		85,571		86,741		89,311		87,174		(7.6)
Interest-bearing deposits	719,781		729,513		755,221		734,631		741,104		(2.9)
Interest-bearing liabilities	830,678		827,387		859,476		853,536		850,713		(2.4)
Shareholders' equity	71,965		73,092		70,573		68,897		68,203		5.5

Period-End Balances
(Dollars in thousands)

Assets	$997,156		$1,010,773		$1,013,671.0		$1,027,827		$1,019,878		(2.2)%
Loans	687,879		707,146		722,494		750,725		754,921		(8.9)
Investment securities	228,370		217,127		218,641		211,871		203,824		12.0
Earning assets	919,232		927,281		954,471		968,126		965,004		(4.7)
Noninterest-bearing deposits	85,447		87,047		89,204		90,116		89,996		(5.1)
Interest-bearing deposits	715,691		731,521		744,924		756,668		746,422		(4.1)
Interest-bearing liabilities	828,011		838,679		840,403		864,769		855,611		(3.2)
Shareholders' equity	73,051		72,693		73,153		69,363		68,986		5.9

Asset Quality Data
(Dollars in thousands)

Nonperforming loans	$14,835		$13,521		$15,287		$14,869		$9,346.0
Other nonperforming assets	741		889		1,786		1,609		1,527
Net credit losses	609		2,776		2,583		791		1,232
Allowance for credit losses	12,640		13,195		15,656		18,239		18,665
Nonperforming loans
to outstanding loans	2.16%		1.91%		2.12%		1.98%		1.24%
Annualized net credit losses
to average loans	0.35		1.56		1.40		0.42		0.65
Allowance for credit losses
to outstanding loans	1.84		1.87		2.17		2.43		2.47
Allowance for credit losses
to nonperforming loans	85.20	X	97.59	X	102.41	X	122.66	X	199.71	X

FINANCIAL SUMMARY

						First
						Quarter
	2007	2006				2007-2006
	First	Fourth	Third	Second	First	Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Variance

Income Statement Data
(Dollars in thousands, except share data)

Interest income:
Loans	$14,411	$16,055	$15,972	$15,814	$15,757	(8.5)%
Other	2,448	2,401	2,600	2,204	2,131	14.9
Total interest income	16,859	18,456	18,572	18,018	17,888	(5.8)
Interest expense	9,240	9,092	9,185	8,479	7,786	18.7
Net interest income	7,619	9,364	9,387	9,539	10,102	(24.6)
Provision for credit losses	54	315	0	365	755	(92.8)
Net interest income after
provision for credit losses	7,565	9,049	9,387	9,174	9,347	(19.1)
Noninterest income	1,288	1,459	1,406	1,311	1,332	(3.3)
Noninterest expense	7,850	7,699	7,305	6,846	7,057	11.2
Income before income tax expense	1,003	2,809	3,488	3,639	3,622	(72.3)
Income tax expense	306	789	1,163	1,249	1,244	(75.4)
Net income	$697	$2,020	$2,325	$2,390	$2,378	(70.7)

Net income per share:
Basic	$0.10	$0.29	$0.33	$0.34	$0.34	(70.6)%
Diluted	$0.10	$0.28	$0.32	$0.33	$0.33	(69.7)%
Cash dividends per share	$0.13	$0.13	$0.12	$0.12	$0.12	8.3%

Other Data

Return on average assets	0.28%	0.80%	0.89%	0.94%	0.95%
Return on average equity	3.93	10.96	13.07	13.91	14.14
Net yield on earning assets *	3.50	4.05	3.91	4.00	4.28
Efficiency	84.84	69.06	66.21	61.87	60.70
Equity to assets	7.18	7.29	6.84	6.74	6.71
Loans to assets	68.74	71.18	71.40	74.34	74.82
Loans to deposits	86.15	87.61	87.46	92.23	91.76
Noninterest - bearing deposits
to total deposits	10.07	10.50	10.30	10.84	10.52

*Fully taxable equivalent basis

COMMON STOCK DATA

	2007	2006
	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter

Market value:
End of period	$15.33	$14.82	$14.75	$15.16	$16.05
High	16.00	15.68	15.50	15.67	16.46
Low	14.40	14.56	13.04	14.70	14.00
Book value	10.34	10.30	10.34	9.81	9.79
Dividend	0.13	0.13	0.12	0.12	0.12
Shares outstanding at period-end	7,063,952	7,060,241	7,077,691	7,048,976	7,045,335
Average shares outstanding	7,063,303	7,057,452	7,053,509	7,074,254	7,040,964
Shares traded	386,600	305,100	493,900	544,000	474,471